Exhibit 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

COLLECTIONS			DOLLARS
Principal Payments Received			48,881,829.85
Interest Payments Received			11,586,732.19

Total Payments received			60,468,562.04
Plus / (Less) :
Net Servicer Advances			17,774.08
Investment Earnings on funds in the Collection Account			184,682.74

Net Collections			60,671,018.86
Plus / (Less) :
Funds in Spread Account			8,024,392.80

Total Available Funds			68,695,411.66

DISTRIBUTIONS

Servicing Fee		1,288,840.00
Trustee and Other Fees		3,856.21

Total Fee Distribution			1,292,696.21

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	702,774.94
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	2,950,924.94

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	40,729,386.24
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	40,729,386.24

Total Class A Interest and Principal Distribution			43,680,311.18

Note Interest Distribution Amount — Class B-1	168,516.40
Note Principal Distribution Amount — Class B-1	2,205,817.55

Total Class B Interest and Principal Distribution			2,374,333.95

Note Interest Distribution Amount — Class C-1	183,543.25
Note Principal Distribution Amount — Class C-1	2,352,199.03

Total Class C Interest and Principal Distribution			2,535,742.28

Note Interest Distribution Amount — Class D-1	159,405.85
Note Principal Distribution Amount — Class D-1	1,908,006.94

Total Class D Interest and Principal Distribution			2,067,412.79

Spread Account Deposit			16,744,915.25

Total Distributions			68,695,411.66

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

PORTFOLIO DATA:	# of loans

Beginning Aggregate Principal Balance		82,240		1,237,286,836.04

Less: Principal Payments			(21,243,721.39)
Full Prepayments		(2,117)	(24,093,632.68)
Partial Prepayments		—	—
Liquidations		(360)	(5,139,020.00)

				(50,476,374.07)

Ending Aggregate Principal Balance		79,763		1,186,810,461.97
Ending Outstanding Principal Balance of Notes				1,109,667,781.94

Excess (Current Overcollateralization Amount)				77,142,680.03
Overcollateralization Level				6.50%

Overcollateralization Amount				77,142,680.03

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			8,000,000.00
Investment earnings on funds in spread account			24,392.80
Less: Funds included in Total Available Funds			(8,024,392.80)
Deposits			16,744,915.25
Excess Spread Amount			(8,744,915.25)

Ending Balance				8,000,000.00

Beginning Initial Deposit			1,857,957.46
Repayments			(1,857,957.46)

Ending Initial Deposit				—

Servicer Advances:
Beginning Unreimbursed Advances			1,345,932.98
Net Advances			17,774.08

				1,363,707.06

Net Charge-Off Data:
Charge-Offs			10,340,125.77
Recoveries			(2,679,293.18)

Net Charge-Offs				7,660,832.59

Delinquencies ( P&I):	# of loans
30-59 Days		1,519	17,808,710.31
60-89 Days		429	4,765,586.05
90-119 Days		178	2,264,055.09
120 days and over		8	102,879.45

Repossessions		75	612,814.76

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.48%

WAC				11.1817%
WAM				56.218

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	0.00	0.00	0.00	0.00

A-2	375,000,000.00	264,366,748.00	40,729,386.24	223,637,361.76	41,432,161.18

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	54,069,434.74	2,205,817.55	51,863,617.19	2,374,333.95

C-1	64,000,000.00	57,657,566.56	2,352,199.03	55,305,367.53	2,535,742.28

D-1	52,000,000.00	46,769,442.40	1,908,006.94	44,861,435.46	2,067,412.79

TOTAL	1,552,000,000.00	1,156,863,191.70	47,195,409.76	1,109,667,781.94	50,657,800.20

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	0.00	0.00	0.00	0.00	0.00

A-2	3.19000%	702,774.94	0.00	702,774.94	702,774.94	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	168,516.40	0.00	168,516.40	168,516.40	0.00

C-1	3.82000%	183,543.25	0.00	183,543.25	183,543.25	0.00

D-1	4.09000%	159,405.85	0.00	159,405.85	159,405.85	0.00

TOTAL		3,462,390.44	0.00	3,462,390.44	3,462,390.44	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005
Detailed Reporting
          See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller